SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the registrant                     [X]
Filed by a party other than the registrant  [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement      [ ] Confidential, for use of the
                                              Commission Only (as permitted by
                                              Rule 14a6(e)(2))
[ ]      Definitive Proxy Statement
[X]      Definitive Additional Materials
[ ]      Soliciting Material pursuant to Rule 14a-12

                       Peoples Community Bancorp, Inc.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of filing fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1)     Title of each class of securities to which transaction applies:__

       (2)     Aggregate number of securities to which transaction applies:_____

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):_________________________________________________

       (4)     Proposed maximum aggregate value of transaction:_________________

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[ ]    Fee paid previously with preliminary materials.

[ ]    Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)     Amount previously paid:_________________________________

       (2)     Form, Schedule or Registration Statement No.:___________

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       (4)     Date Filed:_____________________________________________

     Page 5 of the proxy statement of Peoples Community Bancorp, Inc. (the "Company"), dated January 27, 2003, for the Annual Meeting of Stockholders to be held on February 26, 2003 incorrectly states that Mr. Thomas J. Noe, the Company's Executive Vice President and Treasurer is a member of the Company's Audit Committee. The Company's Audit Committee consists of Messrs. Donald L. Hawke, Nicholas N. Nelson, James R. Van DeGrift and John L. Buchanan, all of whom are independent as defined in Rule 4200(a)(14) of the National Association of Securities Dealers, Inc.'s listing standards.